Exhibit 99.1
CERTIFICATION

Paul D. Arling, as Chief Executive Officer of Universal Electronics Inc. (the “Company”), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul D. Arling

Paul D. Arling
Chief Executive Officer
May 15, 2003

A signed original of this written statement required by Section 906 has been provided to Universal Electronics Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

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